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                                                                    EXHIBIT 21.1


                                 ISP CHEMCO INC.
                              LIST OF SUBSIDIARIES

                                                               JURISDICTION OF
COMPANY                                                           FORMATION
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
Bluehall Incorporated                                              Delaware
      Verona Inc.                                                  Delaware
ISP Acquisition Corp.                                              Delaware
ISP Alginates Inc.                                                 Delaware
ISP Environmental Services Inc.                                    Delaware
ISP Management Company, Inc.                                       Delaware
      ISP Management LLC                                           Delaware
           ISP Administration Inc.                                 Delaware
           ISP Realty Corporation                                  Delaware
ISP Minerals Inc.                                                  Delaware
      ISP Minerals LLC                                             Delaware
           ISP Granules Inc.                                       Delaware
           ISP Mineral Products Inc.                               Delaware
ISP Real Estate Company, Inc.                                      Delaware
ISP Technologies Inc.                                              Delaware
      International Specialty Products Funding Corporation         Delaware
           ISP Funding Corp. II                                    Delaware
      ISP Technologies LLC                                         Delaware
           ISP Tech (Texas) Inc.                                   Delaware
ISP Chemicals Inc.                                                 Delaware
      ISP Chemicals LLC                                            Delaware
           ISP Chemical Products Inc.                              Delaware
      International Specialty Products (Israel) Ltd.               Israel
      ISP Freetown Fine Chemicals Inc.                             Delaware
      ISP Investments Inc.                                         Delaware
           ISP Investments LLC                                     Delaware
                ISP Capital Inc.                                   Delaware
           ISP Global Technologies Inc.                            Delaware
                ISP Global Technologies LLC                        Delaware
                      ISP GT Inc.                                  Delaware
                      ISP International Corp.                      Delaware
                                ISP (Puerto Rico) Inc.             Delaware
                ISP Andina, C.A.                                   Venezuela
                ISP Argentina S.A.                                 Argentina
                ISP Asia Pacific Pte Ltd.                          Singapore
                ISP (Australasia) Pte Ltd.                         Australia
                ISP (Belgium) N.V.                                 Belgium
                ISP (Belgium) International N.V.                   Belgium
                ISP do Brasil Ltda.                                Brazil
                ISP (Canada) Inc.                                  Canada
                      ISP Global Operations (Barbados) Inc.        Barbados

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
                                                               JURISDICTION OF
COMPANY                                                           FORMATION
-------                                                           ---------
                ISP Ceska Republika Spol, S.R.O.                   Czech. Rep.
                ISP (China) Limited                                China
                ISP Colombia Ltda.                                 Colombia
                ISP Freight Service N.V.                           Belgium
                ISP HC Ltd.                                        Cyprus
                ISP Global Technologies (Germany) Holding GmbH     Germany
                      ISP Customer Service GmbH                    Germany
                      ISP Global Technologies Deutschland GmbH     Germany
                ISP Holdings (U.K.) Ltd.                           United Kingdom
                      ISP Alginates (U.K.) Ltd.                    United Kingdom
                      ISP (Great Britain) Co. Ltd.                 United Kingdom
                ISP (Hong Kong) Limited                            Hong Kong
                ISP (Japan) Ltd.                                   Japan
                ISP (Korea) Limited                                Korea
                ISP Marl Holdings GmbH                             Germany
                      ISP Acetylene GmbH                           Germany
                      ISP Marl GmbH                                Germany
                ISP Mexico, S.A. de C.V.                           Mexico
                ISP (Norden) A.B.                                  Sweden
                ISP (Osterreich) Ges.m.b.h.                        Austria
                ISP (Polska) Sp.z. o.p.                            Poland
                ISP Sales (Barbados) Inc.                          Barbados
                ISP Sales (U.K.) Limited                           Ireland
                ISP (Singapore) Pte Ltd.                           Singapore
                ISP (Switzerland) A.G.                             Switzerland
                ISP (Thailand) Co., Ltd.                           Thailand
                Chemfields Pharmaceuticals Private Limited(1)      India


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(1)  50.1% owned by ISP Global Technologies Inc.